         SELECT COMMISSION RATES
------------------- ------------------ ---------------- --------------------------------------------
                                           PERCENT                    PERCENT OF FUND
    COMMISSION            ISSUE              OF         --------------------------------------------
      OPTION              AGES             PREMIUM       DURING SURR CHARGE     AFTER SURR CHARGE
                                                              PERIOD                PERIOD
------------------- ------------------ ---------------- --------------------- ----------------------

        A            Age 80 & Under         5.00%              0.00%                  0.00%
                         Age 81+            3.00%              0.00%                  0.00%

        B            Age 80 & Under         4.25%              0.25%                  0.25%
                         Age 81+            2.50%              0.25%                  0.25%

        C            Age 80 & Under         3.00%              0.50%                  0.50%
                         Age 81+            1.50%              0.50%                  0.50%

        D            Age 80 & Under         2.50%              0.50%                  1.00%
                         Age 81+            1.25%              0.50%                  0.50%
------------------- ------------------ ---------------- --------------------- ----------------------